EXHIBIT NO. 10.5

DATED 29 APRIL 2009

(1)	[SEAGATE ENTITY]
as Mortgagor

(2)	JPMORGAN CHASE BANK, N.A.
as Administrative Agent

EQUITABLE SHARE MORTGAGE

IN RESPECT OF SHARES OF [SEAGATE ENTITY]

WARNING

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT INTO THE

CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN ISLANDS STAMP DUTY

REF: JB/J121/86503

i

THIS EQUITABLE SHARE MORTGAGE is made on 29 April 2009

BETWEEN

(1)	[SEAGATE ENTITY], an exempted company with limited liability incorporated under the laws of the Cayman Islands with company number [ ] and having its registered office at P.O Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Mortgagor”); and

(2)	JPMORGAN CHASE BANK, N.A., a company established under the laws of the United States of America as Administrative Agent and trustee for and on behalf of the Secured Parties (the “Administrative Agent” or “Mortgagee”).

WHEREAS

(A)	Pursuant to the Credit Agreement, it was agreed that the Mortgagor would provide security over shares in the Borrower to the Administrative Agent.

(B)	The Mortgagor holds legal and beneficial title to the entire issued capital of the Company, currently [ ] fully paid [Class A]/[ordinary] shares of US$1.00 par value (the “Initial Shares”).

(C)	It is a condition precedent under the Credit Agreement that the Mortgagor enter into this Mortgage and grant security over the Mortgaged Shares in favour of the Administrative Agent for the benefit of the Secured Parties in respect of the Secured Obligations.

NOW THIS MORTGAGE WITNESSETH

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Mortgage, unless the context otherwise requires, words and expressions which are capitalised but not defined herein (including in the recitals hereto) shall have the same meanings as are given to them in the Credit Agreement. In addition, the following definitions shall apply:

“Borrower” means Seagate Technology HDD Holdings;

“Companies Law” means the Companies Law (as amended) of the Cayman Islands;

“Company” means [Seagate Entity], an exempted company with limited liability incorporated under the laws of the Cayman Islands with a company number [ ] and having its registered office at P.O Box 309, Ugland House, George Town, Grand Cayman KY1-1104, Cayman Islands;

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of 3 April 2009 made between Seagate Technology, the Borrower, the Administrative Agent and the other agents party thereto;

“Event of Default” means the occurrence of an Event of Default as defined in the Credit Agreement and/or the failure by the Mortgagor to observe or perform any covenant or agreement contained in this Mortgage or any default in the payment of any of the Secured Obligations;

“gross negligence” shall be interpreted according to the laws of the State of New York, United States of America;

“Guarantee Agreement” means the U.S. Guarantee Agreement entered into or to be entered into on or about the date hereof among Seagate Technology, the Borrower, the Administrative Agent and each of the Subsidiaries listed in Schedule 1 thereto, pursuant to which, inter alia, the Mortgagor guarantees the Secured Obligations;

“Guarantor” means each of Seagate Technology, the Borrower, Seagate Technology International and each of the Cayman Islands subsidiaries of Seagate Technology International, all of which entities are a party to the Guarantee Agreement;

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement entered into or to be entered into on or about the date hereof among the Seagate Technology, the Borrower, each of the Subsidiaries listed in Schedule 1 thereto and the Administrative Agent;

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the date of this Mortgage among the Administrative Agent, Wells Fargo Bank, National Association, the Mortgagor, Seagate Technology International and each of the other loan parties party thereto;

“Mortgage” means this share mortgage;

“Mortgaged Property” means the Mortgaged Shares and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Mortgaged Shares including:

(a)	all dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Mortgaged Shares;

(b)	all shares, securities, rights, monies or other property whether certificated or uncertificated accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any Mortgaged Shares (including but not limited to proceeds of sale); and

(c)	all certificates or other evidence of title to any of the Mortgaged Shares now and from time to time hereafter deposited with the Administrative Agent;

“Mortgaged Shares” means:

(a)	the Initial Shares;

(b)	any shares acquired in respect of Mortgaged Shares by reason of a stock split, stock dividend, reclassification or otherwise; and

(c)	all other shares in the Company from time to time legally or beneficially owned by the Mortgagor;

“Other Guarantor” means any of the Guarantors other than the Mortgagor;

“Parties” means the parties to this Mortgage;

“Register of Charges” means the register of charges of the Mortgagor maintained by the Mortgagor in accordance with Section 54 of the Companies Law;

“Register of Members” means the register of members of the Company maintained by the Company in accordance with the Companies Law;

“Secured Obligations” means any and all moneys, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money and including any obligation or liability to pay damages) from time to time owing to the Secured Parties by the Mortgagor pursuant to the Loan Documents;

“Security Interest” means:

(a)	a mortgage, charge, pledge, lien, assignment by way of security or other encumbrance or security arrangement (including any hold back or “flawed asset” arrangement) securing any obligation of any person;

(b)	any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(c)	any other type of arrangement having a similar effect; or

(d)	agreements to create the foregoing;

“Security Period” means the period commencing on the date of execution of this Mortgage and terminating on the date when all the Loan Document Obligations have been paid in full in cash, the Commitments have expired or been terminated, the principal and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, all Letters of Credit shall have expired or been terminated (or otherwise provided for in a manner satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed;

“U.S. Pledge Agreement” means the U.S. Pledge Agreement between Seagate Technology, the Borrower, each of the Subsidiaries listed in Schedule 1 thereto and the Administrative Agent; and

“U.S. Security Agreement” means the U.S. Security Agreement between Seagate Technology, the Borrower, Seagate Technology International, each of the Subsidiaries listed in Schedule 1 thereto and the Administrative Agent.

1.2	In construing this Mortgage (including the recitals), unless otherwise specified:

(a)	references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)	“including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “including, without limitation”, and “in particular, but without prejudice to the generality of the foregoing”;

(c)	references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality); and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces;

(d)	“variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)	“writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Mortgage to be signed and “written” has a corresponding meaning;

(f)	references to the “consent” of the Administrative Agent shall be construed as the consent of the Administrative Agent acting in its absolute discretion;

(g)	subject to Clause 20.3, references to this Mortgage or to any other document include references to this Mortgage or such other document as varied in any manner from time to time, even if changes are made to:

(i)	the composition of the parties to this Mortgage or such other document or to the nature or amount (including any increase) of any facilities made available under such other document; or

(ii)	the nature or extent of any obligations under such other document;

(h)	references to uncertificated shares are to shares the title to which can be transferred by means of an electronic or other entry and references to certificated shares are to shares which are not uncertificated shares;

(i)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(j)	references to clauses and schedules are to clauses of, and schedules to, this Mortgage;

(k)	references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, modified or re-enacted;

(l)	headings and titles are for convenience only and do not affect the interpretation of this Mortgage;

(m)	an Event of Default is “continuing” if it has not been remedied or waived; and

(n)	this Mortgage is a “Security Document” under the terms of the Credit Agreement.

2.	REPRESENTATION AND WARRANTIES

2.1	The Mortgagor hereby represents and warrants to the Administrative Agent and each Secured Party on the date of this Mortgage that:

(a)	the Mortgagor is the sole legal and beneficial owner of the Mortgaged Property free from any Security Interest (other than that created by this Mortgage) or other interest and any options or rights of pre-emption;

(b)	the Mortgaged Shares represent 100% (one hundred percent) of the issued shares of the Company;

(c)	any Mortgaged Shares are, or will be when mortgaged and charged, duly authorised, validly issued, fully paid, non-assessable, freely transferable and constitute shares in the capital of a Cayman Islands exempted company. To the extent they are in existence there are no moneys or liabilities outstanding or payable in respect of any such shares nor will there be any and they have not been redeemed nor cancelled in any way nor will they be;

(d)	no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued shares, or any interest in shares, in the capital of the Company;

(e)	the Mortgaged Shares are not issued with any preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, return of any amount paid on account of shares or otherwise which are not expressly set out in the memorandum and articles of association of the Company;

(f)	there are no covenants, agreements, conditions, interest, rights or other matters whatsoever which adversely affect the Mortgaged Property;

(g)	the Mortgagor has not received any notice of an adverse claim by any person in respect of the ownership of the Mortgaged Property or any interest in the Mortgaged Property;

(h)	the Mortgagor has full power and authority to:

(i)	execute and deliver this Mortgage and the other Loan Documents to which it is a party;

(ii)	be the legal and beneficial owner of the Mortgaged Property; and

(iii)	comply with the provisions of, and perform all its obligations under this Mortgage and the other Loan Documents to which it is a party;

(i)	it is able to pay its debts as they fall due and it has not taken any action nor have any steps been taken or legal proceedings been started or threatened in writing against it for:

(i)	winding up, dissolution or reorganisation;

(ii)	the enforcement of any Security Interest over its assets; or

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets;

(j)	all licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations as are or may be necessary or desirable for the proper conduct of its business, trade, and ordinary activities and for the performance and discharge of its obligations and liabilities under this Mortgage and each other Loan Document to which the Mortgagor is a party and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Mortgage and each other Loan Document to which the Mortgagor is a party and the creation of security over the Mortgaged Property have been obtained and are in full force and effect;

(k)	it has not taken any action whereby the rights attaching to the Mortgaged Property are altered or diluted save to the extent such alteration or dilution is expressly permitted under this Mortgage or any other Loan Document; and

(l)	this Mortgage is effective to create a valid and enforceable first priority equitable mortgage and first priority fixed charge upon the Mortgaged Property in favour of the Administrative Agent ranking in priority to any claims by any liquidator (or similar officer) or creditor of the Mortgagor.

2.2	The Mortgagor also represents and warrants to and undertakes with the Administrative Agent that the foregoing representations and warranties will be true and accurate throughout the continuance of this Mortgage with reference to the facts and circumstances subsisting from time to time.

3.	COVENANT TO PAY

The Mortgagor hereby covenants with the Administrative Agent as primary obligor and not merely as surety to pay and discharge the Secured Obligations in the manner provided in the relevant Loan Documents.

4.	SECURITY

4.1	As a continuing security for the payment and discharge of the Secured Obligations, the Mortgagor as legal and beneficial owner hereby:

(a)	mortgages to the Administrative Agent, by way of a first equitable mortgage, the Mortgaged Shares;

(b)	charges to the Administrative Agent, by way of a first fixed charge, all of its right, title and interest in and to the Mortgaged Property including all benefits, present and future, actual and contingent accruing in respect of the Mortgaged Property; and

(c)	assigns, and agrees to assign, absolutely by way of security to the Administrative Agent all its rights, present and future, relating to any of the Mortgaged Property.

4.2	The Mortgagor hereby agrees to deliver, or cause to be delivered, to the Administrative Agent on the date hereof:

(a)	copies of the memorandum and articles of association and board and committee resolutions of the Mortgagor required to authorise the execution of this Mortgage;

(b)	an executed but undated share transfer certificate in respect of the Initial Shares in favour of the Administrative Agent or its nominees (as the Administrative Agent shall direct) in the form set out in Schedule 1 to this Mortgage and any other documents which from time to time may be requested by the Administrative Agent in order to enable the Administrative Agent or its nominees to be registered as the owner or otherwise obtain legal title to the Mortgaged Shares;

(c)	all share certificates (if any) representing the Mortgaged Shares and a certified copy of the Register of Members of the Company showing the Mortgagor as registered owner of the Mortgaged Shares;

(d)	an executed irrevocable proxy and power of attorney made in respect of the Mortgaged Shares in favour of the Administrative Agent in the form set out in Schedule 2 to this Mortgage;

(e)	an executed irrevocable letter of instructions from the Company to its registered office provider appointing an instructing party for the Company in the form set out in Schedule 3 of this Mortgage;

(f)	a copy of the special resolution passed by the Mortgagor in the form agreed by the parties; and

(g)	a certified copy of the Mortgagor’s Register of Mortgages and Charges which has been updated to record the particulars of this Mortgage in a form satisfactory to the Administrative Agent.

4.3	The Mortgagor will procure that there shall be no increase in the issued share capital of the Company (other than by way of an issuance of further shares to the person in whose name the Mortgaged Shares are registered) without the prior consent in writing of the Administrative Agent.

4.4	The Mortgagor will deliver, or cause to be delivered, to the Administrative Agent immediately upon (without prejudice to Clause 4.3) the issue of any further Mortgaged Shares, the items listed in Clauses 4.2(b) and 4.2(c) in respect of all such further Mortgaged Shares.

4.5	The Mortgagor shall, immediately after execution of this Mortgage procure that the following notation be entered on the Register of Members of the Company:

“All the [Class A]/[ordinary] shares issued as fully paid up and registered in the name of Seagate Technology are mortgaged and charged in favour of JPMorgan Chase Bank, N.A. pursuant to a share mortgage dated 29 April 2009, as amended from time to time.”

4.6	The Mortgagor shall, immediately after execution of this Mortgage, provide the Administrative Agent with a certified true copy of the Register of Members of the Company with the annotation referred to in Clause 4.5.

5.	RIGHTS IN RESPECT OF MORTGAGED PROPERTY

5.1	Unless and until the declaration by the Administrative Agent of an occurrence of an Event of Default:

(a)	the Mortgagor shall be entitled to exercise all voting and consensual powers pertaining to the Mortgaged Property or any part thereof for all purposes not inconsistent with the terms of this Mortgage or the other Loan Documents; and

(b)	the Mortgagor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Mortgaged Property or any part thereof.

5.2	The Administrative Agent shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Mortgaged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Mortgaged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Mortgaged Property.

5.3	The Mortgagor hereby authorises the Administrative Agent to arrange at any time and from time to time after the occurrence of an Event of Default for the Mortgaged Property or any part thereof to be registered in the name of the Administrative Agent (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage and, at the request of the Administrative Agent, the Mortgagor shall without delay procure that the foregoing shall be done.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

(a)	the security created by this Mortgage shall be held by the Administrative Agent as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Administrative Agent shall not be bound to enforce any other security before enforcing the security created by this Mortgage;

(c)	no delay or omission on the part of the Administrative Agent in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Administrative Agent may deem expedient; and

(d)	any waiver by the Administrative Agent of any terms of this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2	Any settlement or discharge under this Mortgage between the Administrative Agent and the Mortgagor shall be conditional upon no security or payment to the Administrative Agent by the Company or the Mortgagor or any other person (including, without limitation, any Other Guarantor) being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Administrative Agent shall be entitled to enforce this Mortgage as if such settlement or discharge had not been made, provided that such settlement or discharge shall become unconditional six months and one day after the date of such settlement or discharge.

6.3	The rights of the Administrative Agent under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Company, the Mortgagor, the Administrative Agent or any other person:

(a)	any time or waiver granted to or composition with the Company, the Mortgagor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company, the Mortgagor or any other person;

(c)	any legal limitation, disability, incapacity or other circumstances relating to the Company, the Mortgagor or any other person;

(d)	any amendment or supplement to any Loan Document or any other document or security (including any amendment the effect of which is to change the nature or amount of any facilities made available thereunder or to change the nature or extent of any obligations thereunder);

(e)	the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Company, the Mortgagor or any other person; or

(f)	the unenforceability, invalidity or frustration of any obligations of the Company, the Mortgagor or any other person under any Loan Document or any other document or security.

6.4	During the Security Period, the Mortgagor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Administrative Agent of its rights under, or the security constituted by, this Mortgage or any Loan Document or by virtue of any relationship between or transaction involving the Mortgagor and/or the Company (whether such relationship or transaction shall constitute the Mortgagor a creditor of the Company, a guarantor of the obligations of the Company or in part subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):

(a)	exercise any rights of subrogation against the Company or any other person in relation to any rights, security or moneys held or received or receivable by the Administrative Agent or any person;

(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)	exercise any right of set-off or counterclaim against the Company or any such co-surety;

(d)	receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or

(e)	unless so directed by the Administrative Agent (when the Mortgagor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Administrative Agent.

The Mortgagor shall hold in trust for the Administrative Agent and forthwith pay or transfer (as appropriate) to the Administrative Agent any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5	During the Security Period, the Administrative Agent may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Administrative Agent for as long as it may think fit, any moneys received recovered or realised under this Mortgage or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations or any other amount owing or payable under the Loan Documents; provided that the Administrative Agent shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Administrative Agent in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

6.6	The Mortgagor shall not, without the prior written consent of the Administrative Agent:

(a)	cause or permit any rights attaching to the Mortgaged Property to be varied or abrogated;

(b)	cause or permit any of the Mortgaged Property to be consolidated, sub-divided or converted or the capital of the Company to be re-organised, exchanged or repaid; or

(c)	cause or permit anything to be done which may depreciate, jeopardise or otherwise prejudice the value of the security hereby given.

6.7	The Mortgagor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Mortgaged Property (subject to the Security Interests hereby created) and that it will not (other than as permitted by the Loan Documents):

(a)	create or suffer the creation of any Security Interests (other than those created by this Mortgage) or any other interest on or in respect of the whole or any part of the Mortgaged Property or any of its interest therein;

(b)	sell, assign, transfer or otherwise dispose of any of its interest in the Mortgaged Property without the prior consent in writing of the Administrative Agent; or

(c)	permit the register of members to be maintained outside of the Cayman Islands or by a service provider other than the person to whom the letter of instructions in Schedule 3 has been given (unless in the later case, the Mortgagor has provided a new letter of instructions substantially in the form of Schedule 3 by the new service provider).

6.8	The Mortgagor shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Administrative Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Mortgagor to perform its obligations in respect thereof.

6.9	The Mortgagor shall ensure that it shall not, without the prior written consent of the Administrative Agent, use its voting rights to permit the Company to amend its memorandum or articles of association in a way which could be expected to adversely affect the interests of the Administrative Agent or any of the Secured Parties.

6.10	The Mortgagor shall procure that the Company shall not:

(a)	create or permit to subsist any Security Interest upon the whole or any part of its assets, except as permitted by the Loan Documents;

(b)	register any transfer of the Mortgaged Shares to any person (except to the Administrative Agent or its nominees pursuant to the provisions of this Mortgage);

(c)	issue any replacement share certificates in respect of any of the Mortgaged Shares;

(d)	continue its existence under the laws of any jurisdiction other than the Cayman Islands;

(e)	do anything which might result in the Borrower being struck off the register as an exempted company;

(f)	issue, allot or grant warrants or options with respect to any additional shares;

(g)	exercise any rights of forfeiture over any of the Mortgaged Shares; or

(h)	purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the Mortgaged Property,

during the Security Period without the prior written consent of the Administrative Agent.

6.11	The Mortgagor shall procure that the Company shall irrevocably consent to any transfer of the Mortgaged Shares by the Administrative Agent or its nominee to any other person pursuant to the exercise of the Administrative Agent’s rights under this Mortgage.

6.12	The Mortgagor shall not, without the prior written consent of the Administrative Agent, participate in any vote concerning a members’ liquidation or compromise pursuant to the Companies Law.

7.	ENFORCEMENT OF SECURITY

7.1	At any time after the occurrence of an Event of Default or if a demand is made for the payment of the Secured Obligations, the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Administrative Agent under this Mortgage shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing, the Administrative Agent without further notice to the Mortgagor may, whether acting on its own behalf or through a receiver or agent:

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Mortgaged Property or any part thereof and may exercise such powers in such manner as the Administrative Agent may think fit;

(b)	date and present to the Company or any other person any undated documents provided to it pursuant to Clause 4 or any other provision of this Mortgage;

(c)	receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Mortgaged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Administrative Agent, as additional security mortgaged and charged under and subject to the terms of this Mortgage and any such dividends, interest and other moneys or assets received by the Mortgagor after such time shall be held in trust by the Mortgagor for the Administrative Agent and paid or transferred to the Administrative Agent on demand;

(d)	take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Mortgaged Property or any part thereof at such place and in such manner and at such price or prices as the Administrative Agent may deem fit, and thereupon the Administrative Agent shall have the right to deliver, assign and transfer in accordance therewith the Mortgaged Property so sold, transferred, granted options over or otherwise disposed of including by way of changing the ownership of the Mortgaged Shares as shown on the Register of Members;

(e)	borrow or raise money either unsecured or on the security of the Mortgaged Property (either in priority to the Mortgage or otherwise);

(f)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Mortgagor or relating to the Mortgaged Property;

(g)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Mortgaged Property or any business of the Mortgagor;

(h)	redeem any security (whether or not having priority to the Mortgage) over the Mortgaged Property and to settle the accounts of any person with an interest in the Mortgaged Property;

(i)	exercise and do (or permit the Mortgagor or any nominee of the Mortgagor to exercise and do) all such rights and things as the Administrative Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Mortgaged Property;

(j)	do anything else it may think fit for the realisation of the Mortgaged Property or incidental to the exercise of any of the rights conferred on the Administrative Agent under or by virtue of any document to which the Mortgagor is party; and

(k)	exercise all rights and remedies afforded to it under this Mortgage and applicable law.

7.2	The Administrative Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or to take any action to collect any moneys assigned by this Mortgage or to enforce any rights or benefits assigned to the Administrative Agent by this Mortgage or to which the Administrative Agent may at any time be entitled hereunder.

7.3	Upon any sale of the Mortgaged Property or any part thereof by the Administrative Agent, the purchaser shall not be bound to see or enquire whether the Administrative Agent’s power of sale has become exercisable in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Administrative Agent, and the receipt of the Administrative Agent for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4	Any money received or realised by the Administrative Agent under the powers conferred by this Mortgage shall be paid or applied in a manner consistent with Section 6.02 of the U.S. Security Agreement.

7.5	During the Security Period, the Administrative Agent may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

7.6	Neither the Administrative Agent nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of dishonesty or wilful default.

7.7	The Administrative Agent shall not, by reason of the taking of possession of the whole or any part of the Mortgaged Property or any part thereof, be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a Administrative Agent-in-possession might be liable.

8.	APPOINTMENT OF A RECEIVER

8.1	At any time after:

(a)	the occurrence of an Event of Default; or

(b)	a request has been made by the Mortgagor to the Administrative Agent for the appointment of a receiver over its assets or in respect of the Mortgagor,

then notwithstanding the terms of any other agreement between the Mortgagor and any person, the Administrative Agent may (unless precluded by law) appoint in writing any person or persons to be a receiver or receiver and manager of all or any part of the Mortgaged Property as the Administrative Agent may choose in its entire discretion.

8.2	Where more than one receiver is appointed, the appointees shall have power to act jointly or separately unless the Administrative Agent shall specify to the contrary.

8.3	The Administrative Agent may from time to time determine the remuneration of a receiver.

8.4	The Administrative Agent may remove a receiver from all or any of the Mortgaged Property of which he is the receiver and after the receiver has vacated office or ceased to act in respect of any of the Mortgaged Property, appoint a further receiver over all or any of the Mortgaged Property in respect of which he shall have ceased to act.

8.5	Such an appointment of a receiver shall not preclude:

(a)	the Administrative Agent from making any subsequent appointment of a receiver over all or any Mortgaged Property over which a receiver has not previously been appointed or has ceased to act; or

(b)	the appointment of an additional receiver to act while the first receiver continues to act.

8.6	The receiver shall be the agent of the Mortgagor (which shall be solely liable for his acts, defaults and remuneration) unless and until the Mortgagor is placed into liquidation, after which time he shall act as principal. The receiver shall not at any time become the agent of the Administrative Agent.

9.	POWERS OF A RECEIVER

9.1	In addition to those powers conferred by law, a receiver shall have and be entitled to exercise in relation to the Mortgagor all the powers set forth below:

(a)	to exercise all rights of the Administrative Agent under or pursuant to this Mortgage, including all voting and other rights attaching to the Mortgaged Property;

(b)	to make any arrangement or compromise with others as he shall think fit;

(c)	to appoint managers, officers and agents for the above purposes at such remuneration as the receiver may determine;

(d)	to redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Mortgagor and the money so paid shall be deemed an expense properly incurred by the receiver;

(e)	to pay the proper administrative charges in respect of time spent by its agents and employees in dealing with matters raised by the receiver or relating to the receivership of the Mortgagor; and

(f)	to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Mortgaged Property or the value thereof.

10.	FURTHER ASSURANCES

10.1	The Mortgagor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Administrative Agent may reasonably specify and in such form as the Administrative Agent may reasonably require in order to:

(a)	perfect or protect the security created or intended to be created under or evidenced by this Mortgage (which may include the execution of a charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Mortgage) or for the exercise of any rights, powers and remedies of the Administrative Agent provided by or pursuant to this Mortgage, the Loan Documents or by law; or

(b)	following an Event of Default, facilitate the realisation of the assets which are, or are intended to be, the subject of this Mortgage.

10.2	Without limiting the other provisions of this Mortgage, the Mortgagor shall at its own expense take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Administrative Agent by or pursuant to this Mortgage.

11.	INDEMNITIES

11.1	The Mortgagor will indemnify and save harmless the Administrative Agent, any receiver and each agent or attorney appointed under or pursuant to this Mortgage from and against any and all reasonable expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Administrative Agent or such agent or attorney other than as a result of the gross negligence or wilful default of the Mortgagee:

(a)	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage;

(b)	in the preservation or enforcement of the Administrative Agent’s rights under this Mortgage or the priority thereof;

(c)	on the release of any part of the Mortgaged Property from the security created by this Mortgage; or

(d)	arising out of any breach by the Mortgagor of any term of this Mortgage,

and the Administrative Agent or such receiver, agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All amounts suffered, incurred or paid by the Administrative Agent or such receiver, agent or attorney or any of them shall be recoverable on a full indemnity basis provided that nothing in this Clause 11.1 shall require the Mortgagor to indemnify and save harmless the Administrative Agent from and against any expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Administrative Agent as a result of the Administrative Agent’s dishonesty or wilful default.

11.2	If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Mortgagor or the bankruptcy or liquidation of the Mortgagor or for any other reason any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Mortgage (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Administrative Agent when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Mortgagor, as a separate and independent obligation, shall indemnify and hold harmless the Administrative Agent against the amount of such shortfall. For the purposes of this Clause 11.2, “rate of exchange” means the rate at which the Administrative Agent is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

12.	POWER OF ATTORNEY

12.1	The Mortgagor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Administrative Agent and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact:

(a)	to execute and complete in favour of the Administrative Agent or its nominees or of any purchaser any documents which the Administrative Agent may from time to time require for perfecting the Administrative Agent’s title to, for vesting any of the assets and property hereby mortgaged, or charged in the Administrative Agent or its nominees or in any purchaser or for any of the purposes contemplated in Clause 7.1 hereof;

(b)	after the occurrence of an Event of Default, to give effectual discharges for payments, to take and institute on non-payment (if the Administrative Agent in its sole discretion so decides) all steps and proceedings in the name of the Mortgagor or of the Administrative Agent for the recovery of such moneys, property and assets hereby mortgaged or charged;

(c)	after the declaration by the Administrative Agent of an Event of Default, to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;

(d)	so as to enable the Administrative Agent to carry out in the name of the Mortgagor any obligation imposed on the Mortgagor by this Mortgage (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Mortgaged Property and the exercise of all the Mortgagor’s rights and discretions in relation to the Mortgaged Property);

(e)	so as to enable the Administrative Agent and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Mortgage or by law (including, after the occurrence of an Event of Default, the exercise of any right of a legal and beneficial owner of the Mortgaged Property), and

(f)	generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

12.2	The power hereby conferred shall be a general power of attorney and the Mortgagor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do. In relation to the power referred to herein, the exercise by the Administrative Agent of such power shall be conclusive evidence of its right to exercise the same.

13.	EXPENSES

13.1	The Mortgagor shall pay to the Administrative Agent on demand all reasonable costs, fees and expenses (including, but not limited to, properly incurred legal fees and expenses) and taxes thereon incurred by the Administrative Agent or for which the Administrative Agent may become liable in connection with:

(a)	the negotiation, preparation and execution of this Mortgage;

(b)	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Mortgage or the priority hereof;

(c)	any variation of, or amendment or supplement to, any of the terms of this Mortgage; or

(d)	any consent or waiver required from the Administrative Agent in relation to this Mortgage,

and in the case referred to in Clauses 13.1(c) and 13.1(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

13.2	The Mortgagor shall pay promptly all registration, stamp, documentary and other like duties and taxes to which this Mortgage may be subject or give rise and shall indemnify the Administrative Agent on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Mortgagor to pay any such duties or taxes.

14.	RELEASE

14.1	Subject to Clause 14.2, when all the Loan Document Obligations have been paid in full in cash, the Commitments have expired or been terminated, the principal and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, all Letters of Credit shall have expired or been terminated (or otherwise provided for in a manner satisfactory to the applicable Issuing Bank) and all LC Disbursements shall have been reimbursed, the Administrative Agent shall (at the request and cost of the Mortgagor) execute such documents and do all such reasonable acts as may be necessary to release the Mortgaged Property from the security constituted by this Mortgage. Such release shall not prejudice the rights of the Administrative Agent under Clause 11.

14.2	If the Administrative Agent considers in good faith that any amount received in payment or purported payment of the Secured Obligations (whether received from or paid by the Borrower, any Other Guarantor or any other relevant person) is capable of being avoided or reduced by virtue of any insolvency or other similar laws:

(a)	the liability of the Mortgagor under this Mortgage and the security constituted by this Mortgage shall continue and such amount shall not be considered to have been irrevocably paid; and

(b)	the Administrative Agent may keep any security held by it in respect of the Mortgagor’s liability under the Loan Documents in order to protect the Secured Parties against any possible claim under insolvency law for up to six years after all Secured Obligations have been satisfied. If a claim is made against a Secured Party within that period, the Administrative Agent may keep the security until that claim has finally been dealt with.

15.	NOTICES

Any notice or other communication given or made under or in connection with the matters contemplated by this Mortgage shall be provided in accordance with Section 9.01 of the Credit Agreement.

16.	ASSIGNMENTS

16.1	This Mortgage shall be binding upon and shall ensure to the benefit of the Mortgagor, the Administrative Agent and each of their respective successors and (subject to clauses 16.2 and 16.3) assigns and references in this Mortgage to any of them shall be construed accordingly.

16.2	The Mortgagor may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

16.3	The Administrative Agent may assign and transfer its rights pursuant to this Mortgage in accordance with the terms of Clause 9.04 of the Credit Agreement.

17.	ADMINISTRATIVE AGENT

17.1	The Administrative Agent holds the benefit of this Mortgage (and any other security created in its favour pursuant to this Mortgage) as agent for and on behalf of the Secured Parties pursuant to the terms of the Credit Agreement. The retirement of the person for the time being acting as Administrative Agent and the appointment of a successor shall be effected in the manner provided for in the Credit Agreement.

17.2	Nothing in this Mortgage shall constitute or be deemed to constitute a partnership between any of the Secured Parties and the Administrative Agent.

18.	SET-OFF

18.1	The Mortgagor authorises the Administrative Agent (but the Administrative Agent shall not be obliged to exercise such right), after the occurrence of an Event of Default to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Administrative Agent to the Mortgagor.

19.	SUBSEQUENT SECURITY INTERESTS

19.1	If the Administrative Agent at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Mortgaged Property or any assignment or transfer of the Mortgaged Property which is prohibited by the terms of this Mortgage, all payments thereafter by or on behalf of the Mortgagor to the Administrative Agent shall be treated as having been credited to a new account of the Mortgagor and not as having been applied in reduction of the Secured Obligations as at the time when the Administrative Agent received such notice.

20.	MISCELLANEOUS

20.1	The Administrative Agent, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Administrative Agent under this Mortgage in relation to the Mortgaged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Administrative Agent may think fit. The Administrative Agent shall not be in any way liable or responsible to the Mortgagor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Administrative Agent has acted reasonably in selecting such delegate.

20.2	If any of the clauses, conditions, covenants or restrictions (the “Provision”) of this Mortgage or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

20.3	This Mortgage (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

20.4	Each document, instrument, statement, report, notice or other communication delivered in connection with this Mortgage shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Administrative Agent and the Secured Parties shall be entitled to rely.

20.5	This Mortgage may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

20.6	The parties intend that this Mortgage takes effect as a deed notwithstanding the fact that the Administrative Agent may only execute it under hand.

21.	LAW AND JURISDICTION

21.1	This Mortgage shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this clause shall affect the right of the Administrative Agent to serve process in any manner permitted by law or limit the right of the Administrative Agent to take proceedings with respect to this Mortgage against the Mortgagor in any jurisdiction nor shall the taking of proceedings with respect to this Mortgage in any jurisdiction preclude the Administrative Agent from taking proceedings with respect to this Mortgage in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof this Equitable Share Mortgage has been entered into by the parties and executed as a deed on the day and the year first before written.

EXECUTED AS A DEED by [SEAGATE ENTITY]:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by JPMORGAN CHASE BANK, N.A.:	) )	Duly Authorised Signatory
)
)
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

SCHEDULE 1

[SEAGATE ENTITY]

(THE “COMPANY”)

SHARE TRANSFER CERTIFICATE

[LEFT UNDATED]

SHARE TRANSFER CERTIFICATE DATED

                                          (the “Transferor”) does hereby transfer to                                          (the “Transferee”)                      (the “Shares”) of a par value of          each.

SIGNED by the Transferor by:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

And I/we do hereby agree to take the Shares.

SIGNED by the Transferee by:	)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation:

SCHEDULE 2

IRREVOCABLE APPOINTMENT OF PROXY

SEAGATE TECHNOLOGY HDD HOLDINGS

SEAGATE TECHNOLOGY INTERNATIONAL

SEAGATE TECHNOLOGY (IRELAND)

SEAGATE TECHNOLOGY MEDIA (IRELAND)

SEAGATE MEMORY PRODUCTS INTERNATIONAL

SEAGATE TECHNOLOGY ASIA HOLDINGS

SEAGATE TECHNOLOGY CHINA HOLDING COMPANY

SEAGATE TECHNOLOGY (PHILLIPINES)

SEAGATE TECHNOLOGY (MALAYSIA) HOLDING COMPANY

(THE “COMPANIES”)

Each of the undersigned being the legal and beneficial owner of all of the issued and outstanding shares of US$1.00 par value each (the “Initial Shares”) in one of more of the Companies, exempted companies incorporated with limited liability in the Cayman Islands (other than Seagate Technology China Holding Company which is incorporated with unlimited liability), hereby irrevocably, with respect to the Company or Companies in which it is registered in the register of members as the sole member of such Company:

1.	makes, constitutes and appoints JPMORGAN CHASE BANK, N.A. (the “Proxy”) as the irrevocable proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time and to have all other rights and entitlements of an “Irrevocable Proxy (as such term is defined in the Articles of Association of the respective Companies) under the Articles of Association of the respective Companies, including to vote the Initial Shares and all other shares in the respective Companies from time to time legally owned by each of the undersigned (the “Shares”) registered in its name at all general meetings of shareholders of the relevant Company with the same force and effect as the relevant undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the relevant Company for the purpose of considering any resolution of the members of the relevant Company in respect of any proposal to amend the Memorandum of Association and/or the Articles of Association with respect to those provisions inserted pursuant to a Special Resolution of the relevant Company passed on or about the 27th April 2009 (the “Reserved Matter”);

2.	makes, constitutes and appoints the Proxy as the true and lawful attorney-in-fact of each of the undersigned to approve, complete, amend, execute and deliver any resolution in writing concerning any Reserved Matter or sign any approval in writing concerning any Reserved Matter as contemplated in the Articles of Association of each Company in the name of and on behalf of each of the undersigned, and each of the undersigned hereby ratifies and confirms all that the said Proxy or its nominee or nominees shall do or cause to be done by virtue hereof.

Each of the Shares are the subject of one of a number of mortgages (the “Mortgages”) dated 29 April 2009, between the Proxy and, severally, Seagate Technology, Seagate Technology HDD Holdings and Seagate Technology International as mortgagors.

Each power of attorney hereby granted is granted irrevocably for full value as part of the security constituted hereby to secure proprietary interests of and the performance of obligations owed to JPMorgan Chase Bank, N.A. within the meaning of the Powers of Attorney Law (1996 Revision) of the Cayman Islands and the undersigned hereby acknowledges the same.

Each power of attorney granted hereunder (and the appointment of the Proxy as irrevocable proxy of each of the undersigned) shall be governed by and construed in accordance with the laws of the Cayman Islands and shall be irrevocable until the discharge and release of the relevant Mortgage.

IN WITNESS whereof this Instrument is executed as a deed the day and year first above written.

EXECUTED AS A DEED by SEAGATE TECHNOLOGY:	)
	)	Signature
)
in the presence of:

Signature of Witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by SEAGATE TECHNOLOGY HDD HOLDINGS:	)
	)	Signature
)
in the presence of:

Signature of Witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by SEAGATE TECHNOLOGY INTERNATIONAL:	)
	)	Signature
)
in the presence of:

Signature of Witness

Name:

Address:

Occupation:

SCHEDULE 3

FORM OF LETTER OF INSTRUCTIONS TO REGISTERED OFFICE PROVIDER APPOINTING

INSTRUCTING PARTY

SEAGATE TECHNOLOGY HDD HOLDINGS

SEAGATE TECHNOLOGY INTERNATIONAL

SEAGATE TECHNOLOGY (IRELAND)

SEAGATE TECHNOLOGY MEDIA (IRELAND)

SEAGATE MEMORY PRODUCTS INTERNATIONAL

SEAGATE TECHNOLOGY ASIA HOLDINGS

SEAGATE TECHNOLOGY CHINA HOLDING COMPANY

SEAGATE TECHNOLOGY (PHILLIPINES)

SEAGATE TECHNOLOGY (MALAYSIA) HOLDING COMPANY

(THE “COMPANIES”)

PO Box 309, Ugland House

George Town, Grand Cayman KY1-1104

Cayman Islands

[29 April 2009]

MAPLES CORPORATE SERVICES LIMITED (“MCS”)

PO Box 309, Ugland House

George Town, Grand Cayman KY1-1104

Cayman Islands

Dear Sirs

INSTRUCTIONS TO THE REGISTERED OFFICE PROVIDER APPOINTING INSTRUCTING PARTY

We hereby notify you that pursuant to a number of mortgages (the “Mortgages”) dated [29] April 2009 between JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent” or “Mortgagee”) and, severally, Seagate Technology, Seagate Technology HDD Holdings and Seagate Technology International as mortgagors (the “Mortgagors”), the Mortgagors have granted a security interest in favour of the Mortgagee over all the shares standing in their name in the respective Companies identified in such Mortgages and all other shares in such Companies from time to time legally or beneficially owned by the Mortgagors (the “Shares”).

We refer to the registered office agreements each dated 1 January 2002 between MCS and each of the Companies (the “RO Agreements”) and hereby agree that Clause 9.1 (Instructions and Reliance) of each of such agreements shall be deemed to be amended by the following. At any time after the Mortgagee notifies you in writing that an Event of Default (as defined in the Mortgage) has occurred you are hereby authorised and entitled to rely upon the instructions of the Mortgagee to register the Mortgagee or its nominee (as the Mortgagee may direct) as the registered holder of the Shares pursuant to the Mortgage and to otherwise comply with any directions or instructions from the Mortgagee in relation thereto.

Such authorisation and entitlement to rely upon the instructions of the Mortgagee shall, with respect to each Company, terminate upon the discharge and release of the relevant Mortgage.

Please confirm by countersigning below that you agree to such amendment of the RO Agreements.

Yours faithfully

Authorised Signatory for and on behalf of each of the Companies

Acknowledged and agreed.

Authorised Signatory for and on behalf of Maples Corporate Services Limited